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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 14, 2000, relating to the financial statements and financial highlights which appears in the November 30, 1999 Annual Report to Shareholders of Dimensional Emerging Markets Value Fund Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings, "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
March 30, 2000